UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

BAKER HUGHES, A GE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road
Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on November 14, Baker Hughes, a GE company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with General Electric Company (the “Selling Stockholder”) and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule II thereto (the “Underwriters”), relating to an underwritten secondary public offering of 92,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of the Company being sold by the Selling Stockholder. Under the terms of the Underwriting Agreement, the Underwriters have a 30-day option period to purchase up to 9,200,000 additional shares of Class A common stock (the “Option”) from the Selling Stockholder (the “Option Share Offering”).

On November 16, 2018, the Underwriters exercised the Option in full, and the Option Share Offering closed on November 19, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES, A GE COMPANY

Dated: November 19, 2018	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary